As filed with the Securities and Exchange Commission on September 14, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADCARE HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1145 Hembree Road

Roswell, Georgia  30076

(678) 869-5116

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Martin D. Brew
Chief Financial Officer

AdCare Health Systems, Inc.
3050 Peachtree Road, N.W., Suite 355

Atlanta, Georgia  30305
(404) 781-2884

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esp.

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, Georgia  30303

(404) 522-4700

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share	2,608,265	$4.82	$12,571,837.30	$1,440.73

(1)                                  Represents 2,158,265 shares of the Registrant’s common stock which are issuable upon conversion of an aggregate principal amount of $7,500,000 of the Registrant’s unsecured 8% subordinated convertible notes (the “8% 2012 Notes”), 400,000 shares of the Registrant’s common stock which are issuable upon exercise of certain warrants and 50,000 outstanding shares of the Registrant’s common stock, each as held by the selling shareholders named in the prospectus contained herein and any supplements thereto. The 8% 2012 Notes are initially convertible into 1,798,554 shares of the Registrant’s common stock, based on a conversion price of $4.17 per share. In connection with the issuance of the 8% 2012 Notes, the Registrant entered into a Registration Rights Agreement dated June 28, 2012, which requires the Registrant to register 120% of the number of shares of our common stock issuable upon conversion of the 8% 2012 Notes, or 2,158,265 shares. In addition to the shares of the Registrant’s common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is registering an indeterminate number of shares of the Registrant’s common stock issuable upon conversion of the 8% 2012 Notes and exercise of the warrants in connection with stock splits, stock dividends, recapitalizations or similar events. No additional registration fee has been paid for such shares of our common stock.

(2)                                  Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on September 12, 2012, as reported by the NYSE MKT.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement of AdCare Health Systems, Inc. filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2012

PRELIMINARY PROSPECTUS

2,608,265 SHARES OF COMMON STOCK

OF

ADCARE HEALTH SYSTEMS, INC.

This prospectus relates to the resale, from time to time, of up to 2,608,265 shares of our common stock, no par value per share by the selling shareholders identified in this prospectus under “Selling Shareholders.”  We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling shareholders.  The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling shareholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is traded on the NYSE MKT under the symbol “ADK.” On September 12, 2012, the last reported sale of our common stock on the NYSE MKT was $4.80 per share.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2012.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representations not contained in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus. This prospectus, any accompanying supplement to this prospectus or any free writing prospectus does not constitute an offer to sell or exchange or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or exchange or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus is accurate only as of the date of that document.

Except where the context requires otherwise, in this prospectus the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation, and its consolidated subsidiaries.

i

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus.  It does not contain all the information you should consider before investing in our securities.  You should read carefully this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” each beginning on page 13 of this prospectus.

Our Company

We own and manage retirement communities, assisted living facilities and nursing homes.  We deliver skilled nursing, assisted living and home health services through wholly owned separate operating subsidiaries. As of June 30, 2012, we operated 48 facilities, comprised of 38 skilled nursing centers, nine assisted living residences and one independent living/senior housing facility, totaling approximately 4,427 beds/units in operation. Our facilities are located in Arkansas, Alabama, Georgia, Missouri, North Carolina, Ohio and Oklahoma.

We have an ownership interest in 26 of the facilities we operate, consisting of 100% ownership of 18 skilled nursing facilities and eight assisted living facilities. The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is.” In addition, we lease 12 of the skilled nursing facilities we operate. We also manage three skilled nursing facilities and one independent living facility for third parties. Furthermore, we are the primary beneficiary in six variable interest entities that own five skilled nursing facilities and one assisted living facility. AdCare and Hearth & Home are our registered trademarks.

We are organized into three main segments: skilled nursing facilities (“SNF”), assisted living facilities (“ALF”) and Corporate & Other.  The SNF and ALF segments provide services to individuals needing long-term care in nursing home or assisted living settings and management of those facilities. The Corporate & Other segment engages in the management of facilities and provides accounting and information technology services.

2012 Private Placement

On June 28, 2012, we entered into a Securities Purchase Agreement with the certain accredited investors to sell and issue to them in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, an aggregate of $7,500,000 in principal amount of 8% Subordinated Convertible Notes (the “8% 2012 Notes”). The closing of the sale of the 8% 2012 Notes occurred on July 2, 2012 (the “2012 Private Placement”).

The 8% 2012 Notes bear interest at a rate of 8.0% per annum, payable quarterly in cash in arrears beginning on September 30, 2012.  At any time on or after the six-month anniversary of the date of issuance of the 8% 2012 Notes, the 8% 2012 Notes are convertible into shares of our common stock at an initial conversion price of $4.17 per share, subject to adjustment for stock dividends, stock splits, combination of shares, recapitalization and other similar events.

The 8% 2012 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness.

The 8% 2012 Notes mature on July 31, 2015. If at any time on or after the six-month anniversary of the date of issuance of the 8% 2012 Notes, the weighted average price of our common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of our common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 8% 2012 Notes in cash at a redemption price equal to the sum of: (i) 100% of the principal amount being redeemed; plus (ii) any accrued and unpaid interest on such principal (the principal amount being redeemed in any context, plus any accrued and unpaid interest thereon, is collectively referred to as the “Redemption Amount”).

In addition, the holders of a majority of the aggregate principal amount of the 8% 2012 Notes then outstanding (the “Required Holders”) may require us to redeem all or a portion of the 8% 2012 Notes upon a change of control transaction, as described in the 8% 2012 Notes, at a redemption price in cash equal to 110% of the Redemption Amount.

During the existence and continuance of an event of default under the 8% 2012 Notes, the outstanding principal amount of the 8% 2012 Notes shall incur interest at a rate of 18% per annum, and the Required Holders may require us to redeem all or any portion of the 8% 2012 Notes at a redemption price in cash equal to the Redemption Amount.  An “event of default,” with respect to each of the 8% 2012 Notes, includes each of the following:

•                  the suspension from trading or failure of our common stock to be listed on the NYSE MKT or any other national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of fifteen (15) trading days in any 365-day period;

•                  our (i) failure to cure a conversion failure by delivery of the required number of shares of our common stock within ten trading days after the applicable conversion date; or (B) notice of our intention not to comply with a request for conversion of any 8% 2012 Notes into shares of our common stock, which request complies with the provisions of the 8% 2012 Notes;

•                  failure to pay any amount of principal, interest or other amounts by the seventh business day following the date when due under the 8% 2012 Notes;

•                  specific events of bankruptcy, insolvency, reorganization or liquidation; and

•                  any event of default occurs with respect to any other 8% 2012 Note.

In connection with the issuance of the 8% 2012 Notes, we entered into a Registration Rights Agreement pursuant to which we have agreed to file, on or before September 14, 2012, the registration statement of which this prospectus forms a part to seek to register the resale of the shares of our common stock issuable upon conversion of the 8% 2012 Notes.  In addition, we are required to use commercially reasonable efforts to cause such registration statement to become effective within 120 days of the filing date.

As indicated in this prospectus under “Selling Shareholders,” several of the buyers of the 8% 2012 Notes also hold our 10% Subordinated Convertible Notes, which were issued in March and April 2011, mature on March 31, 2014, and have a current conversion price of $5.04 per share (the “10% 2011 Notes”).

Cantone Research, Inc. acted as the placement agent for the 2012 Private Placement.  As partial consideration for its services in the 2012 Private Placement, we issued to Cantone Research, Inc.: (i) 50,000 shares of our restricted common stock, which may not be sold, transferred, pledged or otherwise disposed of prior to July 2, 2013 (the “Placement Agent Shares”); and (ii) a warrant to purchase 100,000 shares of our common stock with an exercise price of $4.17 per share which expires on July 5, 2015 (the “Placement Agent Warrant”).

In connection with the 2012 Private Placement, Cantone Asset Management LLC (an affiliate of Cantone Research, Inc.) cancelled and terminated that certain: (i) promissory note, dated April 27, 2012, issued by us in favor of Cantone Asset Management LLC, in a principal amount of $1,500,000; and (ii) promissory note, dated March 30, 2012, issued by us in favor of Cantone Asset Management LLC, in a principal amount of $3,500,000 (together, the “Bridge Loan”). The Bridge Loan was canceled and terminated in exchange for our issuance of an 8% 2012 Note in favor of Cantone Asset Management LLC in a principal amount of $5,000,000. As partial consideration for the Bridge Loan, on March 30, 2012 we issued to Cantone Asset Management LLC a warrant to purchase 300,000 shares of our common stock with an exercise price of $4.00 per share which expires on March 30, 2015 (the “Bridge Loan Warrant”).

We have also agreed to seek to register for resale, pursuant to the registration statement which this prospectus forms a part, the Placement Agent Shares and the shares of our common stock issuable upon exercise of the Placement Agent Warrant and the Bridge Loan Warrant.

The Offering

Common stock offered by us	None

Common stock offered by selling shareholders	2,608,265 shares (1)

Common stock outstanding immediately prior to this offering, as of August 31, 2012	13,958,132 shares (2)

Common stock outstanding immediately after the offering	16,516,397 shares (2)(3)

Use of Proceeds

We will not receive any proceeds from the resale by the selling shareholders of our common stock offered by this prospectus. We will receive proceeds from the exercise of the Placement Agent and the Bridge Loan Warrant. We intend to use any proceeds from the exercise of the Placement Agent Warrant and Bridge Loan Warrant for working capital and other general corporate purposes. There is no assurance that either the Placement Agent Warrant or the Bridge Loan Warrant will ever be exercised.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 5.

NYSE MKT Symbol	The common stock is traded on the NYSE MKT under the symbol “ADK.”

(1)                                  The shares of our common stock registered hereunder consist of: (i) 50,000 Placement Agent Shares; (ii) 100,000 shares of our common stock issuable upon exercise of the Placement Agent Warrant; (iii) 300,000 shares of our common stock issuable upon exercise of the Bridge Loan Warrant; and (iv) 1,798,554 shares of our common stock issuable upon conversion of the 8% 2012 Notes, based on a conversion price of $4.17 per share.  Pursuant to the Registration Rights Agreement we entered into in connection with the 2012 Private Placement, we agreed to register for resale 120% of the shares of our common stock issuable upon conversion of the 8% 2012 Notes, or initially 2,158,265 shares.

(2)                                  Excludes: (i) 1,483,681 shares of our common stock issuable upon exercise of outstanding options, at a current weighted-average exercise price of $3.95 per share of our common stock; (ii) 3,558,533 shares of our common stock issuable upon exercise of outstanding warrants, at a current weighted-average exercise price of $3.54 per share of our common stock; (iii) 894,583 shares of our common stock issuable upon conversion of the 10% 2011 Notes, at the current conversion price of $5.04 per share; (iv) 2,971,939 shares of our common stock issuable upon conversion of our 10% Subordinated Convertible Notes which were issued in October 2010, mature on October 26, 2013 and have a current conversion price of $3.92 per share (the “10% 2010 Notes”); and (v) 627,000 shares of our common stock reserved for issuance under our existing equity incentive plans.

(3)                                  Assumes the conversion of all of the 8% 2012 Notes at a conversion price of $4.17 per share and the exercise of the Placement Agent Warrant and the Bridge Loan Warrant.

Corporate Information

Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia  30076, and our telephone number is (678) 869-5116.  We maintain a website at www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment.  In addition to the lists set forth below, you should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”), which is incorporated by reference into this prospectus, the risk factors described under “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision.  If any of the foregoing risks actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected.  As a result, the value of our securities could decline and you could lose part or all of your investment.  The foregoing risks are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects.  See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” beginning on page 13 of this prospectus.

Additional Risks Related to this Offering

The price of our common stock may be subject to volatility.

The market price of our common stock has been, and we expect it to continue to be, subject to significant volatility in response to various factors, many of which are beyond our control, including:

•                  variations in our operating results;

•                  changes in the general economy, and more specifically in the economies in which we operate;

•                  the departure of any of our key executive officers and directors;

•                  the level and quality of securities analysts’ coverage for our common stock;

•                  announcements by us or our competition of significant acquisitions, strategic partnerships or other transactions; and

•                  changes in federal, state, and local health-care regulations to which we are subject.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the issuance of our common stock upon exercise of our options or warrants or conversion of our 8% 2012 Notes, 10% 2011 Notes or 10% 2010 Notes, could depress the market price of our common stock. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends with respect to our common stock. We currently intend to retain any future earnings to fund the operation and growth of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of our common stock. These provisions include:

•                  a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•                  staggered terms among our directors with three classes of directors and only one class to be elected each year;

•                  advance notice requirements for shareholder proposals and nominations; and

•                  availability of “blank check” preferred stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements.  Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result” and similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”  In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business or acquisition strategies or prospects and possible actions taken by us are also forward-looking statements.  The forward-looking statements contained in this prospectus are based upon information available to us on the date of this prospectus.  These forward-looking statements involve external risks and uncertainties, including, but not limited to, the risk factors described in this prospectus under “Risk Factors” beginning on page 5 and the risk factors described under “Risk Factors” in the 2011 Annual Report, which is incorporated by reference into this prospectus, the risk factors described under “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  All forward-looking statements in this prospectus and documents incorporated by reference into this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties.  Accordingly, you should not place undue reliance on those forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SELLING SHAREHOLDERS

The selling shareholders may use this prospectus for the resale of the shares of our common stock being offered by this prospectus for their accounts, although no selling shareholder is obligated to sell any such shares.  The following table sets forth certain information regarding the selling shareholders and the shares of our common stock beneficially owned by them, which information is available to us as of August 31, 2012.  Each of the selling shareholders holding 8% 2012 Notes has represented to us that such notes were purchased in the ordinary course of business and that, at the time of purchase of such notes, such selling shareholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the 8% 2012 Notes or any shares of our common stock issuable upon conversion thereof.  We are not able to estimate the number of shares of our common stock that will be held by the selling shareholders after the completion of this offering because the selling shareholders may offer all, some, or none of the shares and because, to our knowledge, there currently are no agreements, arrangements or understandings with respect to the sale of any such shares. See “Plan of Distribution” beginning on page 11 of this prospectus.

	Shares of Common Stock Beneficially Owned Prior to the		Number of Shares Being		Shares of Common Stock Beneficially Owned After the Offering (1)(3)(5)(6)
Selling Shareholder	Offering (1)(2)(3)		Offered(2)(3)(4)		Number		Percent
Aronson, Michael	12,512	(7)	5,755		7,716		*
Benaderet, David (Revocable Trust)(8)	139,188	(9)	86,330		67,246		*
Cant, Geoffrey	15,324	(10)	11,510		5,732		*
Cantone, Anthony(11)	2,752,966	(12)	249,784		776,588	(13)	5.3%
Cantone Asset Management LLC(14)	1,618,225	(15)	1,881,870	(16)	0		*
Cantone Research, Inc.(17)	577,875	(18)	150,000	(19)	427,875		3.0%
Cullimore, Kelvyn	2,398		2,878		0		*
Fish, Hamilton	6,780	(20)	5,755		1,984		*
Flying Arrow Estate Partners(21)	8,393		10,072		0		*
J. Kevin Davis & Melody L. Davis	12,707	(22)	8,633		5,513		*
Jeffrey S. Hinkle & Kimberly L. Hinkle	26,735	(23)	17,266		12,347		*
Liming, William	2,398		2,878		0		*
Mills, Kenneth	2,398		2,878		0		*
Money Market Investment Club of Toledo(24)	24,888	(25)	15,827		11,699		*
Monte and Janet Anglin Revocable Trust(26)	4,603	(27)	2,878		2,205		*
Montieth, David V.	17,115	(28)	8,633		9,921		*
Neville-Landwehr, Rita A.	21,718	(29)	11,510		12,126		*
Phyllis Kargher & Jonathan Kushner	10,955	(30)	7,194		4,960		*
Rahaim, T. Michael	27,949	(31)	28,777		3,968		*
Richardson, Kenneth	15,131	(32)	8,633		7,937		*
Robert L. Boxer & Susan S. Rodio	18,934	(33)	14,388		6,944		*
Stephen Polakoff & Natalia Polakoff	11,990		14,388		0		*
Sun, Karen	7,194		8,633		0		*
Suntup, Paul	13,906	(34)	10,072		5,513		*
Sylk, Leonard A.	11,990		14,388		0		*
The Goodrich Family Trust(35)	9,756	(36)	5,755		4,960		*
Vander Meulen, Edward	9,563	(37)	2,878		7,165		*
Weber, Marc	3,597		4,316		0		*
Young, Robert M.	20,326	(38)	7,194		14,331		*
Young, June	13,932	(39)	7,194		7,937		*

*                           Represents less than 1% of the issued and outstanding shares of our common stock as of August 31, 2012.

(1)                    For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a selling shareholder is deemed to have beneficial ownership of any shares of our common stock that such selling shareholder has the right to acquire within 60 days of August 31, 2012.

(2)                    The number of shares of our common stock beneficially owned by the selling shareholders prior to the offering and the number of shares of our common stock being offered by this prospectus for the account of the selling shareholders represent shares of our common stock issuable upon conversion of the 8% 2012 Notes, unless otherwise indicated.

(3)                    Shares of our common stock are beneficially owned directly by the selling shareholder, unless otherwise indicated.  Under the terms of the 8% 2012 Notes, 10% 2011 Notes and 10% 2010 Notes, a selling shareholder holding any such notes may not convert such notes to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% (or 9.99% upon the election of the holder) of our then outstanding shares of our common stock following such conversion, excluding for purposes of such determination the number of shares of our common stock issuable upon (i) conversion of the such notes which have not been converted and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to an analogous limitation on conversion or exercise. The number of shares of our common stock beneficially owned by the selling shareholders prior to the offering and after the offering does not reflect this limitation.

(4)                    In accordance with the terms of a Registration Rights Agreement we entered into in connection with the 2012 Private Placement, this prospectus covers the resale of at least 120% of the maximum number of shares of our common stock issuable upon conversion of the 8% 2012 Notes as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part is initially filed with the SEC. Because the conversion price of the 8% 2012 Notes may be adjusted, the number of shares that will actually be issued upon conversion of the 8% 2012 Notes may be more or less than the number of shares being offered by this prospectus.

(5)                    Based upon 13,958,132 shares of our common stock outstanding as of August 31, 2012.  For the purposes of computing the percentage of outstanding shares of our common stock held by the selling shareholders named above, any shares which any selling shareholder has the right to acquire within 60 days of August 31, 2012, are deemed to be outstanding.

(6)                    Assumes that all shares of our common stock being offered and registered hereunder are sold, although the selling shareholders are not obligated to sell any such shares.

(7)                    Represents: (i) 4,796 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 4,960 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 2,756 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(8)                    David Benaderet, the Trustee of David Benaderet (Revocable Trust), has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of David Benaderet (Revocable Trust).

(9)                    Represents: (i) 71,942 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 39,683 shares of our common stock issuable upon conversion of 10% 2011 Notes issued in the name of David H. Benaderet; and (iii) 27,563 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share, which expires on September 30, 2013 issued in the name of David H. Benaderet.

(10)              Represents: (i) 9,592 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 2,976 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 2,756 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(11)              Anthony Cantone is an affiliate of Cantone Research, Inc., a registered broker-dealer.  Mr. Cantone has represented to us that he received the 8% 2012 Note which is convertible for the shares of our common stock registered hereby for his account in the ordinary course of business, and at the time of such receipt, he had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(12)              Represents:  (i) 208,153 shares of our common stock issuable upon conversion of 8% 2012 Convertible Notes; (ii) 127,551 shares of our common stock issuable upon conversion of 10% 2010 Notes; (iii) 192,221 shares of our common stock issuable upon exercise of warrants with an exercise price of $4.13 which expire on September 30, 2012; (iv) 28,941 shares of our common stock issuable upon exercise of warrants with an exercise price of $4.13 per share which expire on September 30, 2012 held by affiliates of Mr. Cantone; (v) 1,318,225 shares of our common stock issuable upon conversion of 8% 2012 Notes held by Cantone Asset Management LLC; (vi) 300,000 shares of our common stock issuable upon exercise of the Bridge Loan Warrant held by Cantone Asset Management LLC; (vii) 50,000 Placement Agent Shares held by Cantone Research, Inc.;

(viii) 100,000 shares of our common stock issuable upon exercise of the Placement Agent Warrant held by Cantone Research, Inc.; (ix) 262,500 shares of our common stock issuable upon exercise of a warrant with an exercise price of $5.30 per share which expires on March 31, 2014, held by Cantone Research, Inc.; and (x) 165,375 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013, held by Cantone Research, Inc.

(13)              Represents:  (i) 127,551 shares of our common stock issuable upon conversion of 10% 2010 Notes; (ii) 192,221 shares of our common stock issuable upon exercise of warrants with an exercise price of $4.13 which expire on September 30, 2012; (iii) 28,941 shares of our common stock issuable upon exercise of warrants with an exercise price of $4.13 per share which expire on September 30, 2012 held by affiliates of Mr. Cantone; (iv) 262,500 shares of our common stock issuable upon exercise of a warrant with an exercise price of $5.30 per share which expires on March 31, 2014, held by Cantone Research, Inc.; and (v) 165,375 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013, held by Cantone Research, Inc.

(14)              Anthony Cantone, the Managing Member of Cantone Asset Management LLC, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Cantone Asset Management LLC.  Cantone Asset Management LLC is an affiliate of Cantone Research, Inc., a registered broker-dealer.  Cantone Asset Management LLC has represented to us that it received the 8% 2012 Notes and the Bridge Loan Warrant which are convertible and exercisable, respectively, for the shares of our common stock registered hereby for its account in the ordinary course of business, and at the time of such receipt, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities.  In March and April 2012, Cantone Asset Management LLC provided certain financing to us in the form of the Bridge Loan.  As discussed in “Prospectus Summary — 2012 Private Placement” beginning on page 1 of this prospectus, the Bridge Loan was cancelled and terminated in exchange for the issuance to Cantone Asset Management LLC of an 8% 2012 Note in equal principal amount.

(15)              Represents:  (i) 1,318,225 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 300,000 shares of our common stock issuable upon exercise of the Bridge Loan Warrant.

(16)              Also includes 300,000 shares of our common stock issuable upon exercise of the Bridge Loan Warrant, in addition to shares of our common stock issuable upon conversion of the 8% 2012 Note.

(17)              Anthony Cantone, the President of Cantone Research, Inc., has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Cantone Research, Inc.  Cantone Research, Inc. is a registered broker-dealer and may be deemed to be an underwriter under the federal securities laws.  Cantone Research, Inc. received the Placement Agent Shares and the Placement Agent Warrant which is exercisable for the shares of our common stock registered hereby for Cantone Research, Inc.’s account as compensation for placement agent services rendered to us by Cantone Research, Inc. in connection with the 2012 Private Placement.  Cantone Research, Inc. served as the placement agent for our private placement offering of the 10% 2011 Notes and the 10% 2010 Notes and received customary compensation in connection therewith.  Cantone Research, Inc. also provides us with certain consulting services for a monthly fee pursuant to a consulting arrangement.

(18)              Represents:  (i) 50,000 Placement Agent Shares; (ii) 100,000 shares of our common stock issuable upon exercise of the Placement Agent Warrant; (iii) 262,500 shares of our common stock issuable upon exercise of a warrant with an exercise price of $5.30 per share which expires on March 31, 2014; and (iv) 165,375 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(19)              Represents:  (i) 50,000 Placement Agent Shares; and (ii) 100,000 shares of our common stock issuable upon exercise of the Placement Agent Warrant.

(20)              Represents: (i) 4,796 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 1,984 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(21)              Patricia West, Partner of Flying Arrow Estate Partners, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Flying Arrow Estate Partners.

(22)              Represents: (i) 7,194 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 5,513 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(23)              Represents: (i) 14,388 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 7,937 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 4,410 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013, issued in the name of Jeffrey Hinkle.

(24)              Marc Weber, Partner of Money Market Investment Club of Toledo, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Money Market Investment Club of Toledo.

(25)              Represents: (i) 2,550 outstanding shares of our common stock; (ii) 13,189 shares of our common stock issuable upon conversion of 8% 2012 Notes; (iii) 6,944 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iv) 2,205 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(26)              Monte Anglin and Janet Anglin, the Trustees of Monte and Janet Anglin Revocable Trust, have sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Monte and Janet Anglin Revocable Trust.

(27)              Represents: (i) 2,398 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 2,205 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(28)              Represents: (i) 7,194 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 9,921 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(29)              Represents: (i) 9,592 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 9,921 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 2,205 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(30)              Represents: (i) 5,995 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 4,960 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(31)              Represents: (i) 23,981 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 3,968 shares of our common stock issuable upon conversion of 10% 2011 Notes issued in the name of David V. Montieth & Karen B. Montieth as joint tenants.

(32)              Represents: (i) 7,194 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 7,937 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(33)              Represents: (i) 11,990 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 6,944 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(34)              Represents: (i) 8,393 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 5,513 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013, issued in the name of Alan Suntup & Paul Suntup as joint tenants.

(35)              Raymond H. Goodrich, the Trustee of Goodrich Family Trust, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Goodrich Family Trust.

(36)              Represents: (i) 4,796 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 4,960 shares of our common stock issuable upon conversion of 10% 2011 Notes.

(37)              Represents: (i) 2,398 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 4,960 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 2,205 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(38)              Represents: (i) 5,995 shares of our common stock issuable upon conversion of 8% 2012 Notes; (ii) 9,921 shares of our common stock issuable upon conversion of 10% 2011 Notes; and (iii) 4,410 shares of our common stock issuable upon exercise of a warrant with an exercise price of $4.13 per share which expires on September 30, 2013.

(39)              Represents: (i) 5,995 shares of our common stock issuable upon conversion of 8% 2012 Notes; and (ii) 7,937 shares of our common stock issuable upon conversion of 10% 2011 Notes issued in the name of James J. Young & June A. Young as joint tenants.

USE OF PROCEEDS

All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the resale of the shares of our common stock by the selling shareholders. We will receive proceeds from the exercise of the Placement Agent Warrant and the Bridge Loan Warrant. We intend to use any proceeds from any such exercise for working capital and other general corporate purposes. There is no assurance that either the Placement Agent Warrant or the Bridge Loan Warrant will ever be exercised.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock issuable upon conversion of the 8% 2012 Notes, the shares of our common stock issuable upon exercise of the Placement Agent Warrant and the Bridge Loan Warrant, and the Placement Agent Shares to permit the selling shareholders to resell such shares from time to time after the date of this prospectus.  We will not receive any of the proceeds from the resale by the selling shareholders of the shares of our common stock. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling shareholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  sales pursuant to Rule 144 under the Securities Act;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such method of sale; and

•                  any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved.) In connection with sales of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the 8% 2012 Notes or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name and names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

LEGAL MATTERS

Carlile Patchen & Murphy LLP, Columbus, Ohio, has passed upon the validity of the shares of our common stock offered by this prospectus.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.

EXPERTS

The consolidated financial statements of AdCare Health Systems, Inc. and its subsidiaries as of December 2011 and 2010, and for the years then ended, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of Battelle & Battelle LLP, independent registered public accounting firm, which report is incorporated by reference into this prospectus and the registration statement, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, http://www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•                                          our Annual Report on Form 10-K for the year ended December 31, 2011;

•                                          our Quarterly Report on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•                                          our Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012, January 9, 2012, January 23, 2012, February 3, 2012, March 15, 2012, March 27, 2012, April 4, 2012, April 9, 2012, April 18, 2012, April 23, 2012, May 3, 2012, May 21, 2012, June 7, 2012, June 14, 2012, June 21, 2012, July 5, 2012, July 6, 2012, July 25, 2012, August 15, 2012, August 23, 2012 and September 7, 2012;

•                                          Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on June 29, 2012; and

•                                          the description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B, filed with the SEC on November 7, 2006, incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006, including all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective documents that have been furnished, rather than filed, for purposes of the Exchange Act. This additional information is a part of this prospectus from the date of filing for those documents.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies, which will be provided to you at no charge, upon your oral or written request, of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests should be directed to the following contact information:

AdCare Administrative Services

1145 Hembree Road

Roswell, Georgia  30076

Attention: Investor Relations

Telephone: (678) 869-5116

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.               Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the Registrant.  Such expenses (except the SEC registration fee) are estimated to be as follows:

SEC registration fee	$1,440
Accounting fees and expenses	10,000
Legal fees and expenses	20,000
Blue sky fees	3,000
Printing and Miscellaneous	9,560
Total	$44,000

ITEM 15.               Indemnification of Directors and Officers

Our Articles of Incorporation and Code of Regulations limit the liability of our officers and directors to the extent currently permitted by the Ohio Revised Code.

Section 1701.13(E) of the Ohio Revised Code (“Section 1701.13”) provides in regard to indemnification of directors and officers as follows:

(1)           A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him on connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him on connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any of the following:

(a)           Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)           Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(3)           To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)           Any indemnification under division (E)(1) or (2) of Section 1701.13, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of Section 1701.13.  Such determination shall be made as follows:

(a)           By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13;

(b)           If the quorum described in division (E)(4)(a) of Section 1701.13 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)           By the shareholders;

(d)           By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of Section 1701.13 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of Section 1701.13, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)           (a)  Unless at the time of the director’s act or omissions that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)            Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)           Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)           Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)           The indemnification authorized by Section 1701.13 shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7)           A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 1701.13.  Insurance may be purchased from or maintained with a person in whom the corporation has a financial interest.

(8)           The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of Section 1701.13 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) or (7) of Section 1701.13.  Divisions (E)(1) or (2) of Section 1701.13 do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)           As used in division (E) of Section 1701.13, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under Section 1701.13 with respect to the new or surviving corporation as he would if he had serviced the new or surviving corporation in the same capacity.

We have obtained directors’ and officers’ liability insurance coverage from the Starr Indemnity and Liability Company.  The policy covers up to $10,000,000 for each claim during each policy year.

ITEM 16.               Exhibits

The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about the Company, its business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                                          should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                                          have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                                          may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•                                          were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.3	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.4	Code of Regulations (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

4.1	Specimen Common Share Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-131542)).

4.2

Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by the Registrant to Cantone Asset Management LLC (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012).

4.3

Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by the Registrant to Cantone Research, Inc. (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.4

Form of Registration Rights Agreement, dated as of June 28, 2012, between the Registrant and the Buyers signatory thereto (incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).

4.5	Form of 8% Subordinated Convertible Note Due 2015, issued by the Registrant (incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).

5.1	Opinion of Carlile Patchen & Murphy LLP.

23.1	Consent of Battelle & Battelle LLP.

23.2	Consent of Carlile Patchen & Murphy, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

99.1

Form of Securities Purchase Agreement, dated as of June 28, 2012, between the Registrant and the Buyers signatory thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).

ITEM 17.               Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)                                     If the Registrant is relying on Rule 430B:

(A)                              each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned Registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on September 14, 2012.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Boyd P. Gentry and Marty D. Brew, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Boyd P. Gentry	Director, President and	September 14, 2012
Boyd P. Gentry	Chief Executive Officer
(Principal Executive Officer)

/s/ Martin D. Brew	Chief Financial Officer	September 14, 2012
Martin D. Brew	(Principal Financial and Accounting Officer)

/s/ Christopher Brogdon	Director, Vice-Chairman	September 14, 2012
Christopher Brogdon	and Chief Acquisitions Officer

/s/ Peter J. Hackett	Director	September 14, 2012
Peter J. Hackett

/s/ Jeffrey L. Levine	Director	September 14, 2012
Jeffrey L. Levine

/s/ Philip S. Radcliffe	Director	September 14, 2012
Philip S. Radcliffe

/s/ Laurence E. Sturtz	Director	September 14, 2012
Laurence E. Sturtz

/s/ Gary L. Wade	Director	September 14, 2012
Gary L. Wade

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.3	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.4	Code of Regulations (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

4.1	Specimen Common Share Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-131542)).

4.2

Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by the Registrant to Cantone Asset Management LLC (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012).

4.3

Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by the Registrant to Cantone Research, Inc. (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.4

Form of Registration Rights Agreement, dated as of June 28, 2012, between the Registrant and the Buyers signatory thereto (incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).

4.5	Form of 8% Subordinated Convertible Note Due 2015, issued by the Registrant (incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).

5.1	Opinion of Carlile Patchen & Murphy LLP.

23.1	Consent of Battelle & Battelle LLP.

23.2	Consent of Carlile Patchen & Murphy, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

99.1

Form of Securities Purchase Agreement, dated as of June 28, 2012, between the Registrant and the Buyers signatory thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012).